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Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 16, 2001 relating to the financial statements of Northwest Pipe Company, which appears in Northwest Pipe Company's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon
August 21, 2001

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Consent of Independent Accountants